UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 6, 2010 (April 6, 2010)

SENIOR HOUSING PROPERTIES TRUST

(Exact Name of Registrant as Specified in Its Charter)

Maryland

(State or Other Jurisdiction of Incorporation)

001-15319	04-3445278
(Commission File Number)	(IRS Employer Identification No.)

400 Centre Street, Newton, Massachusetts	02458
(Address of Principal Executive Offices)	(Zip Code)

617-796-8350

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.  Other Events.

On April 6, 2010, Senior Housing Properties Trust, or the Company, agreed to sell $200,000,000 aggregate principal amount of its 6.75% Senior Notes due 2020, or the Notes, in an underwritten public offering. The Notes are expected to be issued on April 9, 2010, and will be issued under a supplemental indenture, or the supplemental indenture, to the Company’s indenture dated December 20, 2001, or the base indenture.

The Notes will be the senior unsecured obligations of the Company and benefit from various covenants in the base indenture and the supplemental indenture, including the following: (i) the Company will not be able to incur additional debt if the aggregate principal amount of its outstanding debt is greater than 60% of adjusted total assets (as defined in the supplemental indenture); (ii) the Company will not be able to incur additional debt if the aggregate principal amount of its outstanding secured debt is greater than 40% of adjusted total assets; (iii) the Company will not be able to incur additional debt unless its consolidated income available for debt service (as defined in the supplemental indenture) is at least 1.5 times our annual debt service (as so defined); and (iv) the Company will maintain total unencumbered assets (as defined in the supplemental indenture) of at least 1.5 times its unsecured debt.

The Company expects to use the estimated $195.0 million of net proceeds after expenses from this offering to fund the redemption of the approximately $97.5 million aggregate principal outstanding amount of the Company’s 7 7/8% senior notes due April 15, 2015, to repay approximately $58.0 million in borrowings under its revolving bank credit facility and for general business purposes.

A prospectus supplement relating to the Notes will be filed with the Securities and Exchange Commission. This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

WARNING CONCERNING FORWARD LOOKING STATEMENTS

THIS REPORT CONTAINS STATEMENTS AND IMPLICATIONS WHICH CONSTITUTE FORWARD LOOKING STATEMENTS WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995 AND OTHER FEDERAL SECURITIES LAWS.  THESE FORWARD LOOKING STATEMENTS ARE BASED UPON THE COMPANY’S PRESENT INTENT, BELIEFS OR EXPECTATIONS, BUT FORWARD LOOKING STATEMENTS ARE NOT GUARANTEED TO OCCUR AND MAY NOT OCCUR FOR VARIOUS REASONS.  FOR EXAMPLE:

•                                          THIS REPORT STATES THAT THE SETTLEMENT OF THE SALE OF NOTES IS EXPECTED TO OCCUR ON APRIL 9, 2010.  IN FACT, THE SETTLEMENT OF THIS OFFERING IS SUBJECT TO VARIOUS CONDITIONS AND CONTINGENCIES AS ARE CUSTOMARY IN UNDERWRITING AGREEMENTS IN THE UNITED STATES.  IF THESE CONDITIONS ARE NOT SATISFIED OR THE SPECIFIED CONTINGENCIES OCCUR, THIS OFFERING MAY NOT CLOSE.

•                                          THIS REPORT STATES THAT THE COMPANY EXPECTS TO USE THE PROCEEDS OF THIS OFFERING, AMONG OTHER PURPOSES, TO FUND A PORTION OF THE COMPANY’S REDEMPTION OF SOME OR ALL OF THE $97.5 MILLION PRINCIPAL OUTSTANDING AMOUNT OF ITS 7 7/8% SENIOR NOTES DUE 2015. IN FACT, THE REDEMPTION IS SUBJECT TO CERTAIN CONDITIONS AND NOTICES, WHICH HAVE NOT YET BEEN OBTAINED OR GIVEN AND, THEREFORE, THE COMPANY CANNOT ASSURE YOU THAT IT WILL REDEEM THESE NOTES.

FOR THESE REASONS, AMONG OTHERS, YOU SHOULD NOT PLACE UNDUE RELIANCE UPON FORWARD LOOKING STATEMENTS.

Item 9.01.                                          Financial Statements and Exhibits.

(d)                                 Exhibits.

1.1                                 Underwriting Agreement dated as of April 6, 2010, between Senior Housing Properties Trust and the underwriters named therein, pertaining to $200,000,000 in aggregate principal amount of 6.75% Senior Notes due 2020.

4.1                                 Form of Supplemental Indenture No. 4 between Senior Housing Properties Trust and U.S. Bank National Association, including the form of 6.75% Senior Notes due 2020.

5.1                                 Opinion of Sullivan & Worcester LLP.

5.2                                 Opinion of Venable LLP.

8.1                                 Opinion of Sullivan & Worcester LLP re: tax matters.

23.1                           Consent of Sullivan & Worcester LLP (contained in Exhibits 5.1 and 8.1).

23.2                           Consent of Venable LLP (contained in Exhibit 5.2).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SENIOR HOUSING PROPERTIES TRUST

By:	/s/ Richard A. Doyle
	Name:	Richard A. Doyle
	Title:	Treasurer and Chief Financial Officer

Date: April 6, 2010